UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 7, 2017 (August 30, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Honeywood LLC

On August 30, 2017, Tauriga Sciences, Inc., a Florida corporation (the “Company”), entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Honeywood LLC, a California limited liability company (“Honeywood”), whereby the Company agreed to convert the entire principal and accrued but unpaid interest due under that certain $170,000 Secured Promissory Note issued by Honeywood to the Company on September 24, 2014 (the “Honeywood Note”) into a 5% membership interest in Honeywood. Neither principal nor interest cash payments have ever been made by Honeywood to the Company prior to the execution of the Conversion Agreement. The Conversion Agreement is deemed to be effective August 1, 2017.

As previously disclosed by the Company, on March 10, 2014, the Company entered into a definitive agreement to acquire Honeywood, a developer of a topical medicinal cannabis product that, at the time sold in numerous dispensaries across the state of California (the “Acquisition”). This definitive agreement was valid for a period of 120 days and the Company advanced to Honeywood $217,000 to be applied towards the final closing requisite cash total and incurred $178,000 in legal fees as of March 31, 2014 in connection with the acquisition.

On September 24, 2014, the Company, Honeywood and certain other parties entered into a Termination Agreement (the “Termination Agreement”) to unwind the effects of the Acquisition (the “Unwinding Transaction”). In accordance with the Termination Agreement, Honeywood agreed to repay to the Company substantially all of the advances made by the Company to Honeywood prior to and after the Acquisition by delivering to the Company the Honeywood Note. As a result of Honeywood’s failure to make any cash payments under the Honeywood Note, the Company had previously fully reserved all amounts due under the Honeywood Note and did not reflect it as a receivable on the Company’s financial statements.

The foregoing description of the Conversion Agreement is qualified in its entirety by reference to the provisions of the Conversion Agreement filed as 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

GS Capital Partners

The disclosure set forth under Item 3.02 of this Report is incorporated by reference into this Item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 3.02 of this Report is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

GS Capital Partners Amendment

On August 31, 2017, the Company and GS Capital Partners, LLC (“GS Capital) agreed to amend the 5% Convertible Redeemable Note the Company issued to GS Capital on June 27, 2017 (the “GS Capital Prior Note”). The GS Capital Prior Note was disclosed in a Current Report on Form 8-K filed by the Company on June 30, 2017.

The sole amendment to the GS Capital Prior Note was to delete the fixed conversion price of $0.00125 and replace it with a floating conversion price. Specifically, GS Capital is now able, at any time, to convert all or any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily volume weighted average price (“VWAP”) of the common stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “Chill” is in effect.

The foregoing description of the amendment to the GS Capital Prior Note is qualified in its entirety by reference to the provisions of the Amendment to Convertible Promissory Note filed as 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

GS Capital Partners New Notes

On August 31, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GS Capital whereby the Company issued to GS Capital two 8% Convertible Redeemable Notes each in the principal amount of $48,000. The first 8% Convertible Redeemable Note (the “First Note”) was funded with gross cash proceeds of $45,600 to the Company and the second 8% Convertible Redeemable Note (the “Back-End Note”) was initially paid for by an offsetting promissory note issued by GS Capital to the Company (the “Note Receivable”). The terms of the Back-End Note require cash funding prior to any conversion thereunder. The Note Receivable is due April 30, 2018, unless certain conditions are not met, in which case both the Back-End Note and the Note Receivable may both be cancelled. Both the First Note and the Back-End Note have a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable.

The amounts cash funded plus accrued interest under both the First Note and the Back-End Note are convertible into to convert into shares of the Company’s common stock at a price for each share of common stock equal to 70% of the lowest daily VWAP of the common stock as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the fifteen (15) prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 60% instead of 70% while that “Chill” is in effect.

The Back-End Note will not be cash funded and such note, along with the Note Receivable, will be immediately cancelled if the shares do not maintain a minimum trading price during the five days prior to such funding and a certain aggregate dollar trading volume during such period. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

During the first six months First Note and the Back-End Note are in effect, the Company may redeem either by paying to GS Capital an amount as follows: (i) if the redemption is within the first 90 days either note is in effect, then for an amount equal to 120% of the unpaid principal amount of either note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day the either note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of either note along with any accrued interest. Neither note may be redeemed after 180 days.

Additionally, and pursuant to the Purchase Agreement, the Company shall issue to GS Capital 17,000,000 shares of the Company’s common stock (the “Commitment Shares”).

The foregoing descriptions of the Purchase Agreement, the First Note, the Note Receivable and the Back-End Note are qualified in their entirety by reference to the provisions of the Purchase Agreement, the First Note, the Note Receivable and the Back-End Note, included in Exhibits 10.2, 4.2, 4.3 and 4.4 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Commitment Shares and shares of common stock underlying the First Note and the Back-End Note will be issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy common stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1*	Amendment to Convertible Promissory Note between Tauriga Sciences, Inc. to GS Capital Partners LLC dated August 31, 2017.

4.2*	8% Convertible Redeemable Note issued by Tauriga Sciences, Inc. to GS Capital Partners LLC on August, 2017 (the First Note).

4.3*	8% Convertible Redeemable Note issued by Tauriga Sciences, Inc. to GS Capital Partners LLC on August 31, 2017 (the Back-End Note).

4.4*	Collateralized Secured Promissory Note issued by GS Capital Partners LLC to Tauriga Science, Inc. on August 31, 2017.

10.1*	Debt Conversion Agreement between Tauriga Sciences, Inc. and Honeywood LLC dated August 30, 2017.

10.2*	Securities Purchase Agreement between Tauriga Sciences, Inc. to GS Capital Partners LLC dated August 31, 2017.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer